Exhibit 4.6

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

GCT SEMICONDUCTOR, INC.

WARRANT TO PURCHASE SHARES OF SERIES F PREFERRED STOCK

No. WF-	Void after 5:00 p.m. California time

This Warrant is issued to Parakletos@Ventures LLC. (“Holder”), by GCT Semiconductor, Inc., a Delaware corporation (the “Company”), in connection with the Holder’s purchase of the Company’s Series F Preferred Stock pursuant to the Series F Preferred Stock Purchase Agreement (the “Purchase Agreement”), of even date herewith, among the Company and the investors identified therein.

THIS CERTIFIES THAT, for value received, Holder is entitled, under the terms and conditions hereof, to purchase from the Company                  shares of the Company’s Series F Preferred Stock (the “Series F Preferred Stock”) at $1.20 per share (the “Exercise Price”).

Upon delivery of this Warrant, the attached Notice of Exercise and the payment of the Exercise Price multiplied by the total number of shares of Series F Preferred Stock thereby purchased (the “Aggregate Exercise Price”), at the principal office of the Company or at such other office or agency as the Company may designate by notice in writing to the holder hereof, the holder of this Warrant shall be entitled to receive a certificate or certificates for the shares of Series F Preferred Stock so purchased. The date at which the Company receives (i) this Warrant and (ii) payment for the shares of Series F Preferred Stock, as set forth in this Warrant, shall be referred to herein as the “Exercise Date.” All shares of Series F Preferred Stock which may be issued upon the exercise of this Warrant shall, upon issuance, be fully paid and non-assessable.

This Warrant is subject to the following terms and conditions:

1.	Exercise of Warrant.

1.1 Time of Exercise. This Warrant may only be exercised in whole or in part prior to the earliest of (i) 5:00 p.m. California time on                     , (ii) the closing of (A) a sale of all or substantially all of the Company’s assets or (B) the merger or consolidation of the Company with another corporation whereby the Company’s stockholders immediately prior to such merger or consolidation will hold less than 50% of the outstanding securities of the surviving or continuing entity immediately following such merger or consolidation (such sale, merger or consolidation referred to herein as a “Sale of the Company”) and (iii) the closing of an underwritten public offering of the Company’s equity securities pursuant to a registration statement under the Securities Act of 1933, as amended (the “Act”) if all of the Series F Preferred Stock is converted into Common Stock in connection with such underwritten public offering (an “IPO”). The Company will provide reasonable notice in writing to the Holder before termination under (i), (ii) or (iii) above.

1.2 Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 1.1 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(a) the surrender of the Warrant and the Notice of Exercise at the principal office of the Company; and

(b) subject to Section 1.3 below, the payment to the Company by wire transfer or check of the Aggregate Exercise Price for all shares of Series F Preferred Stock purchased.

(c) Upon a partial exercise of this Warrant: (i) the Aggregate Exercise Price immediately prior to such exercise shall be reduced by the aggregate amount paid to the Company upon such partial exercise of this Warrant, and (ii) this Warrant shall be surrendered by the Holder and replaced with a new Warrant of like tenor in which the Aggregate Exercise Price is the Aggregate Exercise Price as so reduced. In no event may the cumulative aggregate purchase price paid to the Company upon all exercises of the Warrant exceed the Aggregate Exercise Price.

(d) The Holder may elect to convert all or a portion of this Warrant, without the payment by the Holder of any additional consideration, by the surrender of this warrant or such portion to the Company, with the Net Issue Election Notice attached hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Series F Preferred Stock as is computed using the following formula:

X =	Y (A-B)
A

where:

X =	the number of shares to be issued to the Holder pursuant to this Section 1.2(d).

Y =	the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 1.2(d).
A =	the fair market value of one share of Series F Preferred Stock as determined in accordance with the provisions of this Section 1.2(d).
B =	the per share Exercise Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 1.2(d).

For purposes of this Section 1.2(d), the “fair market value” per share of the Company’s Series F Preferred Stock shall mean the value as determined on good faith by the Board of Directors; provided, that if such valuation is contested, the Company shall retain a nationally recognized financial advisor reasonably acceptable to the Holder to assist in the determination of such value, or, if the exercise is in connection with an IPO, and if the Company’s Registration Statement relating to such IPO has been declared effective by the Securities and Exchange Commission, then the fair market value per share shall be the product of (x) the initial “Price to Public” specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share is convertible at the date of calculation.

Notwithstanding the provisions of this Section 1, if the Holder has not exercised this Warrant prior to the closing of a Sale of the Company or an IPO, this Warrant shall automatically be deemed to be exercised in full in the manner set forth in Section 1.2(d), without any further action on behalf of the Holder immediately prior to such closing; provided that the Holder shall be required to provide the Notice of Exercise upon request by the Company in such event.

1.3 Certificate of Shares. The Company shall, within 30 days after the Exercise Date, prepare a certificate for the shares of Series F Preferred Stock purchased in the name of the holder of this Warrant, or as such Holder may direct (subject to the restrictions upon transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes). In case the Holder shall exercise this Warrant with respect to less than all of the shares of Series F Preferred Stock that may be purchased under this Warrant, the Company shall execute a new warrant in the form of this Warrant for the balance of such shares and deliver such new warrant to the Holder.

1.4 Transfer of Warrant.

(a) This Warrant may not be assigned or transferred except as provided in this Section 1.4 and in accordance with and subject to the provisions of the Act. Any purported transfer or assignment made other than in accordance with this Section 1.4 shall be null and void and of no force or effect.

(b) This Warrant may be assigned or transferred to an affiliate of the Holder. An “affiliate” means with respect to any person or entity, any person or entity which controls, is controlled by, or is under common control with, such person or entity, or any stockholder or other entity owner in a control relationship with any of the foregoing. For this purpose the term “control” shall mean the direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock or interest in the income of such person or entity, or such other relationship as, in fact, constitutes actual control.

(c) Prior to any transfer of this Warrant, other than in an offering registered under the Act, the Holder shall notify the Company of its intention to effect such transfer, indicating the circumstances of the proposed transfer and, if requested by the Company while it is subject to the reporting requirements of the Exchange Act of 1934, as amended, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.

1.5 Reservation of Shares If, at any time, the number of shares of Series F Preferred Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series F Preferred Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

2.	Certain Adjustments.

2.1 Conversion of Series F Preferred Stock. Should all of the Company’s Series F Preferred Stock be, at any time prior to the expiration of this Warrant (other than in connection with a transaction set forth in Section 1.1 above), converted into shares of the Company’s Common Stock in accordance with the Company’s Certificate of Incorporation, as in effect immediately prior to the conversion of all of the Company’s Series F Preferred Stock, then this Warrant shall immediately become exercisable for that number of shares of the Company’s Common Stock equal to the number of shares of Common Stock that would have been received if this Warrant had been exercised in full and the Series F Preferred Stock received thereupon had been simultaneously converted into Common Stock immediately prior to such event. The Exercise Price per share of Common Stock shall be immediately adjusted to equal the quotient obtained by dividing (x) the Aggregate Exercise Price of the number of shares of Series F Preferred Stock for which this Warrant was exercisable immediately prior to such conversion by (y) the number of shares of Common Stock for which this Warrant is exercisable immediately after such conversion.

2.2 Subdivisions. In case the Company shall at any time fix a record date to effect a split or subdivision of the outstanding shares of the Series F Preferred Stock, or to determine the holders of Series F Preferred Stock entitled to receive a dividend or other distribution payable in additional shares of Series F Preferred Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Series F Preferred Stock (the “Series F Preferred Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Series F Preferred Stock or Series F Preferred Stock Equivalents (including the additional shares of Series F Preferred Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed) the Exercise Price in effect immediately prior to such subdivision shall be proportionately decreased.

2.3 Combinations. In case the Company shall at any time combine the outstanding shares of its Series F Preferred Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased as of the date of such combination.

2.4 Series F Preferred Stock Dividends. In case the Company shall at any time pay a dividend with respect to Series F Preferred Stock payable in Series F Preferred Stock, then the Exercise Price in effect immediately prior to the record date for distribution of such dividend shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the total number of shares of Series F Preferred Stock outstanding immediately prior to such dividend and (ii) the denominator of which shall be the total number of shares of Series F Preferred Stock outstanding immediately after such dividend.

2.5 Common Stock Dividends. If the Company, at any time following the conversion of all of the Series F Preferred Stock and prior to the expiration of this Warrant, shall pay a dividend with respect to Common Stock payable in shares of Common Stock or make any other distribution with respect to Common Stock, then the Exercise Price per share shall be adjusted, from and after the date of determination of the stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the per share purchase price in effect by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of the Common Stock outstanding immediately after such dividend or distribution.

3.	Miscellaneous.

3.1 The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the holder or holders hereof and of the Series F Preferred Stock issued or issuable upon the exercise hereof, and all of the obligations of the Company relating to the Series F Preferred Stock issuable upon exercise of this Warrant shall survive the exercise of this Warrant.

3.2 No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed to be a stockholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder of this Warrant, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise.

3.3 No fractional share shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay Holder a sum in cash equal to any fraction of a share to which the Holder is entitled with the value thereof to be reasonably determined by the Company.

3.4 Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like data and tenor.

3.5 If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised, except as to the purchase price, on the next succeeding day not a legal holiday.

3.6 This Warrant shall be governed by the internal laws of the State of California, without regard to the application of conflict of law rules.

3.7 Receipt of this Warrant by Holder shall constitute acceptance of and agreement to the foregoing terms and conditions.

3.8 Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder.

[Remainder of this page left intentionally blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

GCT SEMICONDUCTOR, INC.

By:
Kyeong Ho Lee
President and Chief Executive Officer

Agreed and Accepted by:

Parakletos@Ventures LLC

By:
Name:
Title:

[Signature page to Series F Warrant]

NOTICE OF EXERCISE

To: GCT Semiconductor, Inc.

(i) The undersigned hereby elects to purchase                  shares of Series F Preferred Stock of GCT Semiconductor, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(ii) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Series F Preferred Stock or the Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, that the undersigned will not offer, sell, or otherwise dispose of any such shares of Series F Preferred Stock or Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws and that the undersigned is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933.

(iii) Please issue a certificate representing said shares of Series F Preferred Stock in the name of the undersigned or in such other name as is specified below:

[Name]

(iv) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned:

_____________________
[Date]	[Signature]

NET ISSUE ELECTION NOTICE

To: GCT Semiconductor, Inc.

The undersigned hereby elects, pursuant to Section 1.2(d) of the attached Warrant, to surrender the right to purchase                      shares of Series F Preferred Stock. The Certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Series F Preferred Stock or the Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, that the undersigned will not offer, sell, or otherwise dispose of any such shares of Series F Preferred Stock or Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws and that the undersigned is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933.

Date:
Signature

Name for Registration

Mailing Address: